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                                                       EXHIBIT 10.7

                                  BARNES GROUP INC.
                                  -----------------

                      NON-EMPLOYEE DIRECTOR DEFERRED STOCK PLAN
                      -----------------------------------------



          Section 1:     Establishment of Plan
          ------------------------------------
               There is hereby established a plan effective February 20, 1987 whereby Directors of the Company can share in the long-term growth of the Company by acquiring an ownership interest in the Company (the "Plan").


          Section 2:     Definitions
          --------------------------
               When used in this Plan, the following terms shall have the definitions set forth in this section:

          2.1 "Board of Directors" shall mean the Board of Directors of Barnes Group Inc.

          2.2  "Company" shall mean Barnes Group Inc.

          2.3 "Director" shall mean a member of the Board of Directors who is not an employee of the Company.

          2.4 "shares of stock" or "shares" shall mean shares of the common stock of Barnes Group Inc.


          Section 3:     Deferred Stock Grant
          -----------------------------------
          3.1 Each current Director and, upon election, each newly elected Director, and each person who continues as a Director subsequent to the Annual Meeting of Stockholders following his/her retirement as an employee of the Company, is hereby granted the right to receive 2,000 shares of stock on the date or dates set forth in Section 4 hereof. A Director shall have no rights as a stockholder of the Company with respect to any of these shares until the shares are delivered to the Director pursuant to Section 4 hereof.

          3.2 The number of shares granted or to be granted to Directors hereunder shall be adjusted for any stock splits, stock dividends, recapitalization or corporate reorganizations.

          3.3 The right of a Director to receive shares under the Plan may not be assigned or transferred except by will or applicable laws of descent and distribution.

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          Section 4:     Delivery of Shares
          ---------------------------------
          4.1 The shares granted under the Plan shall be delivered to each Director and transferred on the books of the Company either on the first business day of the month immediately following his/her termination as a Director (the "Delivery Date") or, at the election of the Director, five years after the Delivery Date or in five annual installments (as equal as practical) commencing on the Delivery Date. The aforesaid election shall be made by (a) a current Director within thirty days after the effective date of the Plan, (b) a newly elected Director within thirty days after election to the Board of Directors, and (c) a person who continues as a Director after resigning as an employee of the Company within 60 days after the Annual Meeting of Stockholders following his/her retirement.

          4.2 In the event of the death of a Director prior to receipt of the shares earned pursuant to the grant, the shares shall be delivered to the beneficiary designated by the Director or, in the absence of such designation, to the Director's estate.

          4.3 Regardless of any election by a Director to defer delivery of shares, the Retirement Committee may in its sole dis-cretion deliver to the Director all shares the Director is entitled to receive at any time on or after the Delivery Date.

          4.4 All shares transferred pursuant to this Plan shall be transferred out of treasury shares to the extent available.


          Section 5:     Dividend Equivalents
          -----------------------------------
          5.1 On each date on which dividends are paid to stockholders with respect to the common stock of the Company, each Director will be paid an amount equal to the dividend per share for the applicable dividend payment date times the number of shares the Director has a right to receive which have not yet been delivered ("the Dividend Equivalent").

          5.2 At the election of a Director, which election may be changed from time to time, the Dividend Equivalent will be invested in the Company's common stock in a similar manner as is authorized through the Dividend Investment Plan maintained by the Company and it's transfer agent.

          5.3 If a Director has been granted the right to receive shares of stock under this Plan and subsequently becomes an employee of the Company, he/she shall be entitled to continue to receive Dividend Equivalents.


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          Section 6:     Administration
          -----------------------------
               The Plan shall be administered by the Retirement Committee of the Board of Directors which shall have the authority to adopt rules and regulations for carrying out the Plan and shall interpret and implement the Plan.


          Section 7:     Amendment and Termination
          ----------------------------------------
               The Plan may be amended or terminated at any time by the Board of Directors of the Company; provided, however, that no amendment or termination shall reduce the number of shares granted under the Plan to Directors prior to any such amendment or termination.









          Adopted by the Board of Directors
          on May 19, 1989
          and Amended on February 18, 1994



          HVL:B:\NEDDSP



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